UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
 _____________________________
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2019
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Medtronic Public Limited Company
(Exact name of Registrant as Specified in its Charter)
  _____________________________

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street, Dublin 2, Ireland
(Address of principal executive offices)

+353 1 438-1700
(Registrant's telephone number, including area code):

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 8, 2019, the Board of Directors (the “Board”) of Medtronic plc (the “Company”) increased the size of the Board from 10 to 11 and appointed Andrea Goldsmith, Ph.D., as a new director of the Company effective as of March 11, 2019. Dr. Goldsmith will serve until the Company’s 2019 Annual Meeting of Shareholders, at which time she will be a nominee for election to the Board by a vote of the Company’s shareholders. The Board has not yet determined Dr. Goldsmith’s committee assignments.
In connection with her appointment to the Board of Directors, pursuant to the Company’s non-employee director compensation policy, Dr. Goldsmith will be eligible to receive an annual cash retainer and a director equity grant, in each case as described under “Corporate Governance-Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 24, 2018.
There were no arrangements or understandings between Dr. Goldsmith and any other persons pursuant to which she was selected as a director, and neither Dr. Goldsmith nor any of her immediate family has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.
A press release announcing her appointment was issued on March 14, 2019. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit 99.1     Press release of Medtronic plc dated March 14, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Bradley E. Lerman
Date: March 14, 2019		Bradley E. Lerman
Senior Vice President, General Counsel and Corporate Secretary